ENVIRONMENTAL INDEMNITY AGREEMENT

This ENVIRONMENTAL INDEMNITY AGREEMENT dated as of _____________, 2008 (the "Agreement"), is executed by APPLE ORCHARD, L.L.C., a Michigan limited liability company, whose address is 27777 Franklin Road, Suite 200, Southfield, Michigan 48034 (the “Mortgagor”), and SUN COMMUNITIES OPERATING LIMITED PARTNERSHIP, a limited partnership, whose address is 27777 Franklin Road, Suite 200, Southfield, Michigan 48034 (the “Guarantor;” the Mortgagor and the Guarantor being referred to herein collectively as the "Indemnitor"), to and for the benefit of LASALLE BANK MIDWEST NATIONAL ASSOCIATION, a national banking association, whose address is 2600 West Big Beaver Road, Troy, Michigan 48084, its successors and assigns (the “Bank”).

R E C I T A L S:

A.    The Bank has agreed to extend a mortgage loan (the “Loan”) to APPLE ORCHARD, L.L.C., a Michigan limited liability company; SUN LAKEVIEW LLC, a Michigan limited liability company; and SUN TAMPA EAST, LLC, a Michigan limited liability company (collectively, the “Borrower”), in the principal amount of Twenty Seven Million and 00/100 Dollars ($27,000,000.00) (the “Loan Amount”), evidenced by a promissory note from the Borrower to the Bank, dated of even date with the Loan Agreement, in an aggregate principal amount equal to the Loan Amount (as amended, restated or replaced from time to time, the "Note").

B.           Mortgagor has granted to the Bank a mortgage (the "Mortgage") covering certain real property situated in the State of Ohio, as more particularly described in Exhibit A attached hereto (the "Property"), as security for the Loan evidenced by the Note.

C.           As a condition to making the Loan, the Bank has required that the Indemnitor indemnify the Bank with respect to environmental conditions and operations at the Property as set forth below.

NOW, THEREFORE, to induce the Bank to extend the Loan and in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Indemnitor hereby covenants and agrees for the benefit of the Bank and the other Indemnified Parties (as defined below), as follows:

A G R E E M E N T S:

•	ENVIRONMENTAL MATTERS.

1.1          Definitions. For purposes of this Agreement the following terms have the following meanings:

"Business Day" shall mean a weekday, Monday through Friday, except a legal holiday or a day on which banking institutions in Troy, Michigan, are authorized by law to be closed.

"Environmental Laws" shall mean any and all federal, state and local laws (whether under common law, statute, rule, regulation or otherwise), requirements under permits or other authorizations issued with respect thereto, and other orders, decrees, judgments, directives or other requirements of any governmental authority relating to or imposing liability or standards of conduct (including disclosure or notification) concerning protection of human health or the environment or Hazardous Substances or any activity involving Hazardous Substances, all as previously and in the future to be amended.

"Hazardous Substance" shall mean, but is not limited to, any substance, chemical, material or waste (a) the presence of which causes a nuisance or trespass of any kind; (b) which is regulated by any federal, state or local governmental authority because of its toxic, flammable, corrosive, reactive, carcinogenic, mutagenic, infectious, radioactive, or other hazardous property or because of its effect on the environment, natural resources or human health and safety, including, but not limited to, petroleum and petroleum products, asbestos-containing materials, polychlorinated biphenyls, lead and lead-based paint, radon, radioactive materials, flammables and explosives; or (c) which is designated, classified, or regulated as being a hazardous or toxic substance, material, pollutant, waste (or a similar such designation) under any federal, state or local law, regulation or ordinance, including under any Environmental Law such as the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. §9601 et seq.), the Emergency Planning and Community Right-to-Know Act (42 U.S.C. §11001 et seq.), the Hazardous Substances Transportation Act (49 U.S.C. §1801 et seq.), or the Clean Air Act (42 U.S.C. §7401 et seq.).

"Indemnified Parties" shall mean and includes the Bank, its parent, subsidiaries, and affiliated companies, assignees of any of the Bank's interest in the Loan or the Loan Documents, any servicer or originator of the Loan, and the officers, directors, employees, agents and contractors of any of the foregoing parties.

"Loan Documents" means the documents evidencing or securing the Loan and this Agreement, as amended from time to time.

"Release" shall mean any release, deposit, discharge, emission, leaking, leaching, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Substances.

"Reports" shall mean the environmental studies and reports identified on Exhibit B attached hereto and made a part hereof.

1.2          Definitions. For purposes of this Agreement the following terms have the following meanings:

"Business Day" shall mean a weekday, Monday through Friday, except a legal holiday or a day on which banking institutions in Troy, Michigan, are authorized by law to be closed.

"Environmental Laws" shall mean any and all federal, state and local laws (whether under common law, statute, rule, regulation or otherwise), requirements under permits or other authorizations issued with respect thereto, and other orders, decrees, judgments, directives or other requirements of any governmental authority relating to or imposing liability or standards of conduct (including disclosure or notification) concerning protection of human health or the environment or Hazardous Substances or any activity involving Hazardous Substances, all as previously and in the future to be amended.

"Hazardous Substance" shall mean, but is not limited to, any substance, chemical, material or waste (a) the presence of which causes a nuisance or trespass of any kind; (b) which is regulated by any federal, state or local governmental authority because of its toxic, flammable, corrosive, reactive, carcinogenic, mutagenic, infectious, radioactive, or other hazardous property or because of its effect on the environment, natural resources or human health and safety, including, but not limited to, petroleum and petroleum products, asbestos-containing materials, polychlorinated biphenyls, lead and lead-based paint, radon, radioactive materials, flammables and explosives; or (c) which is designated, classified, or regulated as being a hazardous or toxic substance, material, pollutant, waste (or a similar such designation) under any federal, state or local law, regulation or ordinance, including under any Environmental Law such as the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. §9601 et seq.), the Emergency Planning and Community Right-to-Know Act (42 U.S.C. §11001 et seq.), the Hazardous Substances Transportation Act (49 U.S.C. §1801 et seq.), or the Clean Air Act (42 U.S.C. §7401 et seq.).

"Indemnified Parties" shall mean and includes the Bank, its parent, subsidiaries, and affiliated companies, assignees of any of the Bank's interest in the Loan or the Loan Documents, any servicer or originator of the Loan, and the officers, directors, employees, agents and contractors of any of the foregoing parties.

"Loan Documents" means the documents evidencing or securing the Loan and this Agreement, as amended from time to time.

"Release" shall mean any release, deposit, discharge, emission, leaking, leaching, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Substances.

"Reports" shall mean the environmental studies and reports identified on Exhibit B attached hereto and made a part hereof.

1.3          Environmental Representations and Warranties. Except as otherwise fully disclosed by the Indemnitor to the Indemnified Parties in writing or fully disclosed to the Indemnified Parties in the Reports, the Indemnitor hereby represents and warrants to the Indemnified Parties that, as of the date hereof:

(a)           neither the Property nor any operations of the Mortgagor are in violation of any Environmental Laws or any permit or other authorization issued pursuant thereto;

(b)          no Hazardous Substances are, or to the Indemnitor's knowledge and belief, have been handled, generated, stored, processed or otherwise managed on or at the Property except for those substances used by the Mortgagor or tenants under leases at the Property in the ordinary course of their occupancy and/or their businesses and in compliance with all Environmental Laws;

(c)           excluding deminimus Releases or those in accordance with the Environmental Laws, there are not, to the Indemnitor's knowledge, any past or present Releases of Hazardous Substances in, on, under or from the Property;

(d)          the Property is not subject to any private or governmental lien or judicial or administrative notice or action relating to Hazardous Substances;

(e)           to Indemnitor’s knowledge, there are no existing or closed underground storage tanks or other underground storage receptacles for Hazardous Substances on the Property;

(f)           the Indemnitor has received no notice of, and to the Indemnitor's knowledge, there exists no investigation, action, proceeding or claim by any agency, authority or unit of government or by any third party which could result in any liability, penalty, sanction or judgment under any Environmental Laws with respect to any condition, use or operation of the Property or any of the Mortgagor's operations, nor does the Indemnitor know of any basis for such a claim;

(g)          there has been no claim by any party that any use, operation or condition of the Property or any of the Mortgagor's operations has caused any nuisance or any other liability or adverse condition on any other property nor does the Indemnitor know of any basis for such a claim; and

(h)          there are no agreements, consent orders, decrees, judgments, license or permit conditions or other orders or directives of any federal, state or local court, governmental agency or authority or agreements, whether settlement agreements or otherwise, with any third parties relating to the ownership, use, operation, sale, transfer or conveyance of the Property that require any change in the present condition of the Property or any work, repairs, construction, containment, clean up, investigations, studies, removal or other remedial action or capital expenditures with respect to the Property.

1.4          Environmental Covenants. The Mortgagor covenants and agrees that the Mortgagor: (a) shall keep or cause the Property to be kept free from Hazardous Substances (except those substances used by the Mortgagor or tenants under leases at the Property in the ordinary course of their occupancy and/or businesses and in material compliance with all Environmental Laws); (b) shall not install or use any underground storage tanks, shall not itself engage in and shall include in its leases an express prohibition from tenants engaging in the use, generation, handling, storage, production, processing or management of Hazardous Substances, except in the ordinary course of their occupancy and/or their businesses and in compliance with all Environmental Laws; (c) shall not itself cause or allow and shall expressly prohibit the Release of Hazardous Substances at, on, under, or from the Property; (d) shall itself comply and shall expressly require in its leases that all tenants shall, and shall require that its agents and contractors, comply with all Environmental Laws; (e) shall keep the Property free and clear of all liens and other encumbrances imposed pursuant to any Environmental Law, whether due to any act or omission of the Mortgagor or any other person or entity ("Environmental Liens"); (f) shall comply and cause all occupants of the Property to comply with the recommendations of any qualified environmental engineer or other expert retained by an Indemnitor or Indemnified Party hereunder that apply or pertain to the Property; and (g) without limiting the generality of the foregoing, during the term of this Agreement, shall not use any construction materials which contain asbestos nor install in the Improvements on the Property~~,~~ or permit to be installed in the Improvements on the Property, any materials which contain asbestos.

1.5          Notice and Access. The Indemnitor shall promptly notify the Indemnified Parties in writing if the Indemnitor knows, suspects or believes there is or are (a) any Hazardous Substances, other than those used by the Mortgagor or tenants under leases at the Property in the ordinary course of their occupancy and/or their businesses and in material compliance with all Environmental Laws, present on the Property; (b) any Release of Hazardous Substances in, on, under, from or migrating towards the Property; (c) any material non-compliance with Environmental Laws related in any way to the Property; (d) any actual or potential Environmental Liens; (e) any investigation or action or claim, whether threatened or pending, by any governmental agency or third party pertaining to the Release of Hazardous Substances in, on, under, from, or migrating towards the Property; and/or (f) any installation of wells, piping, or other equipment at the Property to investigate, remediate or otherwise address any Release of

Hazardous Substances at, on, in or in the vicinity of the Property. The Indemnitor shall promptly, at the Indemnitor's sole cost and expense, take all reasonable actions with respect to any Hazardous Substances or other environmental condition at, on or under the Property or other affected property, including all investigative, monitoring, removal, containment and remedial actions in accordance with all applicable Environmental Laws, including the payment, at no expense to the Indemnified Parties, of all clean-up, administrative and enforcement costs of applicable governmental agencies which may be asserted against the Property in all instances as necessary to (i) comply with all applicable Environmental Laws; (ii) protect human health or the environment; (iii) allow continued use, occupation, or operation of the Property; and/or (iv) maintain the fair market value of the Property (collectively, the "Completion of the Clean-up"). Such Completion of the Clean-up may include the imposition of institutional controls such as deed and/or use restrictions in the reasonable judgment of the Indemnitor, provided that such controls or restrictions do not impact the ability to use the property for its intended use. In the event the Indemnitor fails to do so, the Indemnified Parties may, but shall not be obligated or have any duty to, cause the Completion of the Clean-up of the Property. The Mortgagor hereby grants to the Indemnified Parties and their agents and employees access to the Property as provided in Section 1.6 below, and a license to remove any items deemed by the Indemnified Parties to be Hazardous Substances and to do all things the Indemnified Parties shall deem necessary to cause the Completion of the Clean-up of the Property.

1.6          Indemnification. The Indemnitor covenants and agrees, at the Indemnitor's sole cost and expense, to indemnify, defend (at trial and appellate levels, and with attorneys, consultants and experts reasonably acceptable to the Indemnified Parties), and hold the Indemnified Parties harmless from and against any and all liens, damages (including, without limitation, consequential damages), losses, liabilities, obligations, settlement payments, penalties, claims, judgments, suits, proceedings, costs, disbursements or expenses of any kind or of any nature whatsoever (including reasonable attorneys', consultants' and experts' fees and disbursements actually incurred in investigating, defending, settling or prosecuting any claim, litigation or proceeding) which may at any time be imposed upon, incurred by or asserted against the Indemnified Parties or the Property, and arising directly or indirectly from or out of:

(a)           the past, present or future presence, Release or threat of Release of any Hazardous Substances on, in, under or affecting all or any portion of the Property or any surrounding areas, regardless of whether or not caused by or within the control of the Indemnitor;

(b)          the past, present or future violation of any Environmental Laws, relating to or affecting the Property or the Mortgagor's operations, whether or not caused by or within the control of the Indemnitor;

(c)           the failure by the Indemnitor to comply fully with the terms and conditions of this Section 1;

(d)          any misrepresentation or inaccuracy in or the breach of any representation or warranty contained in this Section 1; or

(e)           the enforcement of this Section 1, including any liabilities that arise as a result of the actions taken or caused to be taken by the Indemnified Parties under this Section 1, the cost of assessment, containment and/or removal of any and all Hazardous Substances from all or any portion of the Property or any surrounding areas, the cost of any actions taken in response to the presence, Release or threat of Release of any Hazardous Substances on, in, under or affecting any portion of the Property or any surrounding areas to prevent or minimize such Release or threat of Release so that it does not migrate or otherwise cause or threaten danger to present or future public health, safety, welfare or the environment, and costs incurred to comply with the Environmental Laws in connection with all or any portion of the Property or any surrounding areas. The Indemnified Parties' rights under this Section 1 shall survive payment in full of the Mortgagor's obligations under the Loan Documents and shall be in addition to all other rights of the Indemnified Parties under the Mortgage and the other Loan Documents. The foregoing notwithstanding, the Indemnitor's obligations under this Section 1 with regard to any Post Transfer Indemnification Responsibilities (as hereinafter defined) shall be limited to such obligations directly or indirectly arising out of or resulting from any Hazardous Substances that were present or released in, on, or around any part of the Property, or in the soil, groundwater or soil vapor on or under the Property at any time before or while the Mortgagor held title to or was in possession or control of the Property and shall not relate to any Release of Hazardous Substances caused by an Indemnified Party, its agents or those under its control at any time nor to the extent of any exacerbation of exhisting environmental conditions caused by an Indemnified Party, its agents or those under its control (the "Indemnitor's Continuing Responsibility"); provided, however, that any Post Transfer Indemnification Responsibilities incurred or suffered by the Indemnified Parties shall be presumed, unless shown by a preponderance of the evidence to the contrary, to be the Indemnitor's Continuing Responsibility. "Post Transfer Indemnification Responsibilities" shall mean any obligations hereunder to indemnify, defend, and hold the Indemnified Parties harmless arising after the Indemnified Parties cease to hold a security interest in the Property or acquire title to the Property as a result of foreclosure, deed in lieu of foreclosure, or other transfer of the Property.

1.7          Site Visits, Observation and Testing. The Indemnified Parties and their agents and representatives shall have the right at any reasonable time to enter and visit the Property for the purposes of observing the Property, taking and removing soil or groundwater samples, and conducting tests on any part of the Property. The Indemnified Parties have no duty, however, to visit or observe the Property or to conduct tests, and no site visit, observation or testing by any Indemnified Party shall impose any liability on any Indemnified Party. In no event shall any site visit, observation or testing by any Indemnified Party be a representation that Hazardous Substances are or are not present in, on or under the Property, or that there has been or shall be compliance with any law, regulation or ordinance pertaining to Hazardous Substances or any other applicable governmental law. Neither the Indemnitor nor any other party is entitled to rely on any site visit, observation or testing by any Indemnified Party. The Indemnified Parties owe no duty of care to protect the Indemnitor or any other party against, or to inform the Indemnitor or any other party of, any Hazardous Substances or any other adverse condition affecting the Property. The Indemnified Parties may in their discretion disclose to the Indemnitor or any other party any report or findings made as a result of, or in connection with, any site visit, observation or testing by the Indemnified Parties. The Indemnitor understands and agrees that the Indemnified Parties make no representation or warranty to the Indemnitor or any other party regarding the truth, accuracy or completeness of any such report or findings that may be disclosed. The Indemnitor also understands that, depending on the results of any site visit, observation or testing by any Indemnified Party which are disclosed to the Indemnitor, the Indemnitor may have a legal obligation to notify one or more environmental agencies of the results and that such reporting requirements are site-specific and are to be evaluated by the Indemnitor without advice or assistance from the Indemnified Parties. Any Indemnified Party shall give the Mortgagor reasonable notice before entering the Property. Such Indemnified Party shall make reasonable efforts to avoid interfering with the Mortgagor's use of the Property in exercising any rights provided in this Section 1.

•	REINSTATEMENT OF OBLIGATIONS.

If at any time all or any part of any payment made by the Indemnitor or received by the Indemnified Parties from the Indemnitor under or with respect to this Agreement is or must be rescinded or returned for any reason whatsoever, including the insolvency, bankruptcy or reorganization of any Indemnitor under any Debtor Relief Law (as defined below), then the obligations of the Indemnitor hereunder shall, to the extent of the payment rescinded or returned, be deemed to have continued in existence, notwithstanding such previous payment made by the Indemnitor, or receipt of payment by an Indemnified Party, and the obligations of the Indemnitor hereunder shall continue to be effective or be reinstated, as the case may be, as to such payment, all as though such previous payment by the Indemnitor had never been made.

•	WAIVERS.

To the extent permitted by law, Indemnitor, for itself and its successors, hereby waives and agrees not to assert or take advantage of:

(a)           any right to require the Indemnified Parties to proceed against any other person or to proceed against or exhaust any security held by the Indemnified Parties at any time or to pursue any other remedy in the Indemnified Parties' power or under any other agreement before proceeding against the Indemnitor hereunder;

(b)	the defense of the statute of limitations in any action hereunder;

(c)           any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other person or persons or the failure of the Indemnified Parties to file or enforce a claim against the estate (in administration, bankruptcy or any other proceedings) of any other person or person;

(d)          demand, presentment for payment, notice of nonpayment, protest, notice of protest and all other notices of any kind, or the lack of any thereof, including, without limiting the generality of the foregoing, notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of the Indemnified Parties, any endorser or creditor of the Indemnitor or any other person whomsoever under this or any other instrument in connection with any obligation or evidence of indebtedness held by the Indemnified Parties;

(e)           any right or claim of right to cause a marshalling of the assets of the Indemnitor;

(f)           any principle or provision of law, statutory or otherwise, which is or might be in conflict with the terms and provisions of this Agreement;

(g)           any duty on the part of the Indemnified Parties to disclose to the Indemnitor any facts the Indemnified Parties may now or hereafter know about the Property, regardless of whether the Indemnified Parties have reason to believe that any such facts materially increase the risk beyond that which the Indemnitor intends to assume or have reason to believe that such facts are unknown to the Indemnitor or have a reasonable opportunity to communicate such facts to the Indemnitor, it being understood and agreed that the Indemnitor is fully responsible for being and keeping informed of the condition of the Property and of any and all circumstances bearing on the risk that liability may be incurred hereunder;

(h)          any lack of notice of disposition or of manner of disposition of any collateral for the Loan;

(i)           any invalidity, irregularity or unenforceability, in whole or in part, of any one or more of the Loan Documents;

(j)           any lack of commercial reasonableness in dealing with the collateral for the Loan;

(k)           any deficiencies in the collateral for the Loan or any deficiency in the ability of the Indemnified Parties to collect or to obtain performance from any person or entities now or hereafter liable for the payment and performance of any obligation hereby guaranteed;

(l)           any assertion or claim that the automatic stay provided by 11 U.S.C. §362 (arising upon the voluntary or involuntary bankruptcy proceeding of the Indemnitor) or any other stay provided under any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, shall operate or be interpreted to stay, interdict, condition, reduce or inhibit the ability of the Indemnified Parties to enforce any of their rights, whether now or hereafter required, which the Indemnified Parties may have against the Indemnitor or the collateral for the Loan; and

(m)         any modifications of the Loan Documents or any obligation of the Indemnitor relating to the Loan by operation of law or by action of any court, whether pursuant to the Bankruptcy Reform Act of 1978, as amended or recodified (the "Bankruptcy Code"), or under any other present or future state or federal law regarding bankruptcy, reorganization or other relief to debtors (collectively, the "Debtor Relief Law"), or otherwise.

•	GENERAL PROVISIONS.

4.1          Full Recourse. All of the terms and provisions of this Agreement are full recourse obligations of the Indemnitor and not restricted by any limitation on personal liability.

4.2          Secured Obligations. The Indemnitor hereby acknowledges that the obligations of the Indemnitor under this Agreement are secured by the lien of the Mortgage and the security interests and other collateral described in the Mortgage and the other Loan Documents.

4.3          Survival. This Agreement shall be deemed to be continuing in nature and shall remain in full force and effect and shall survive the payment of the indebtedness evidenced and secured by the Loan Documents and the exercise of any remedy by the Indemnified Parties under the Mortgage or any of the other Loan Documents, including any foreclosure or deed in lieu thereof, even if, as a part of such remedy, the Loan are paid or satisfied in full.

4.4          No Recourse Against the Indemnified Parties. The Indemnitor shall not have any right of recourse against the Indemnified Parties by reason of any action the Indemnified Parties may take or omit to take under the provisions of this Agreement or under the provisions of any of the Loan Documents.

4.5          Reservation of Rights. Nothing contained in this Agreement shall prevent or in any way diminish or interfere with any rights or remedies, including the right to contribution, which the Indemnified Parties may have against the Indemnitor or any other party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (codified at Title 42 U.S.C. §9601 et seq.), as it may be amended from time to time, or any other applicable federal, state or local laws, all such rights being hereby expressly reserved.

4.6          Rights Cumulative; Payments. The Indemnified Parties' rights under this Agreement shall be in addition to all rights of the Indemnified Parties under the Loan Documents. Further, payments made by the Indemnitor under this Agreement shall not reduce in any respect the Mortgagor's obligations and liabilities under the Loan Documents.

4.7          No Limitation on Liability. The Indemnitor hereby consents and agrees that the Indemnified Parties may at any time and from time to time without further consent from the Indemnitor do, permit or cause any of the following events, and the liability of the Indemnitor under this Agreement shall be unconditional and absolute and shall in no way be impaired or limited by the occurrence of any of the following events, whether occurring with or without notice to the Indemnitor, or with or without consideration: (a) any extensions of time for performance required by any of the Loan Documents or extension or renewal of the Loan; (b) any sale, assignment or foreclosure of any of the Loan Documents or any sale or transfer of the Property; (c) any change in the composition of the Indemnitor; (d) the accuracy or inaccuracy of the representations and warranties made by the Indemnitor herein or in any of the Loan Documents; (e) the release of the Indemnitor or of any other person or entity from performance or observance of any of the agreements, covenants, terms or conditions contained in any of the Loan Documents by operation of law, the Indemnified Parties' voluntary act or otherwise; (f) the release or substitution in whole or in part of any security for the Loan; (g) the Bank's failure to record the Mortgage or to file any financing statement (or the Bank's improper recording or filing thereof) or to otherwise perfect, protect, secure or insure any lien or security interest given as security for the Loan; (h) the modification of the terms of any one or more of the Loan Documents; or (i) the taking or failure to take any action of any type whatsoever. No such action which the Indemnified Parties shall take or fail to take in connection with the Loan Documents or any collateral for the Loan, nor any course of dealing with the Indemnitor or any other person, shall limit, impair or release the Indemnitor's obligations hereunder, affect this Agreement in any way or afford the Indemnitor any recourse against the Indemnified Parties. Nothing contained in this Paragraph shall be construed to require the Indemnified Parties to take or refrain from taking any action referred to herein.

4.8          Entire Agreement; Amendment; Severability. This Agreement contains the entire agreement between the parties respecting the matters herein set forth and supersedes (except as to the Mortgage) all prior agreements, whether written or oral, between the parties respecting such matters. Any amendments or modifications hereto, in order to be effective, shall be in writing and executed by the parties hereto. If any provision or obligation under this Agreement or any of the other Loan Documents shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that provision shall be deemed severed from the Loan Documents and the validity, legality and enforceability of the remaining provisions or obligations shall remain in full force as though the invalid, illegal or unenforceable provision had never been a part of the Loan Documents.

4.9          Governing Law; Binding Effect. This Agreement shall be governed by and construed in accordance with the laws of the State in which the Property is located, except to the extent that the applicability of any of such laws may now or hereafter be preempted by Federal law, in which case such Federal law shall so govern and be controlling. The terms, covenants and conditions of this Agreement shall be binding upon and inure to the benefit of the heirs, successors and assigns of the parties. The Indemnified Parties and any successor may, at any time, sell, transfer, or assign its interest under the Loan Documents, any or all servicing rights with respect thereto, and this Agreement or grant participations. The Indemnified Parties may forward to each purchaser, transferee, assignee, servicer, participant or investor (all of the foregoing entities collectively referred to as an "Investor") and each prospective Investor, all documents, financial and other information which the Indemnified Parties now have or may hereafter acquire relating to (a) the Loan; (b) the Property and its operation (including, without limitation, copies of all leases, subleases or any other agreements concerning the use and occupancy of the Property); and/or (c) any party connected with the Loan (including, without limitation, the Indemnitor, any partner or member of the Indemnitor and any constituent partner or member of the Indemnitor). The representations, warranties, obligations, covenants, and indemnity obligations of the Indemnitor under this Agreement shall also benefit and apply with respect to any purchaser, transferee, assignee, participant, servicer or investor.

4.10        Notices. All notices or other communications required or permitted to be given pursuant hereto shall be given in the manner specified in the Mortgage directed to the parties at their respective addresses as provided therein.

4.11        No Waiver: Time of Essence; Interpretation; Counting of Days. The failure of any party hereto to enforce any right or remedy hereunder, or to promptly enforce any such right or remedy, shall not constitute a waiver thereof nor give rise to any estoppel against such party nor excuse any of the parties hereto from their respective obligations hereunder. Any waiver of such right or remedy must be in writing and signed by the party to be bound. Whenever used, the singular number shall include the plural, the plural the singular, and the words "Indemnified Parties" and "Indemnitor" shall include their respective successors, assigns, heirs, executors and administrators. The word "include(s)" means "include(s), without limitation", and the word "including" means "including, but not limited to". This Agreement is subject to enforcement at law or in equity, including actions for damages or specific performance. Time is of the essence of each and every term and condition of this Agreement. The term "days" when used herein shall mean calendar days. If any time period ends on a Saturday, Sunday or holiday officially recognized by the state within which the Property is located, the period shall be deemed to end on the next succeeding Business Day.

4.12        Headings. The headings of the sections and paragraphs of this Agreement are for convenience of reference only and shall not be construed in interpreting the provisions hereof.

4.13        Attorneys' Fees. The Indemnitor agrees to pay all of the Indemnified Parties' costs and expenses, including reasonable attorneys' fees, which may be incurred in enforcing or protecting the Indemnified Parties' rights or interests hereunder. From the time(s) incurred until paid in full to the Indemnified Parties, all such sums shall bear interest at the Default Rate. However, in the event of a dispute between the Indemnitor and the Indemnfied Parties with respect to Indemnitor’s obligations hereunder that is taken to court and a court of competent jurisdiction rules in Indemnitor’s favor, Indemnitor shall have no obligation to pay for any of the Indemnified Parties’ costs and expenses hereunder.

4.14        Successive Actions. A separate right of action hereunder shall arise each time the Indemnified Parties acquires knowledge of any matter indemnified by the Indemnitor under this Agreement. Separate and successive actions may be brought hereunder to enforce any of the provisions hereof at any time and from time to time. No action hereunder shall preclude any subsequent action, and the Indemnitor hereby waives and covenants not to assert any defense in the nature of splitting of causes of action or merger of judgments.

4.15        Joint and Several Liability. If more than one person or entity is signing this Agreement as the Indemnitor, their obligations under this Agreement will be joint and several. As to any Indemnitor that is a partnership, the obligations of such Indemnitor under this Agreement are the joint and several obligation of each general partner thereof. Any married person signing this Agreement agrees that recourse may be had against community property assets and against his or her separate property for the satisfaction of all obligations contained herein.

4.16        Reliance. The Indemnified Parties would not make the Loan without this Agreement. Accordingly, the Indemnitor intentionally and unconditionally enters into the covenants and agreements herein and understands that, in reliance upon and in consideration of such covenants and agreements, the Loan shall be made and, as part and parcel thereof, specific monetary and other obligations have been, are being and shall be entered into which would not be made or entered into but for such reliance.

4.17        Counterparts. This Agreement may be executed in any number of counterparts, all of which shall be taken to be one and the same instrument, for the same effect as if all parties hereto had signed the same signature page.

4.18        WAIVER OF TRIAL BY JURY. THE INDEMNITOR AND THE LENDER (BY ACCEPTANCE OF THIS AGREEMENT), HAVING BEEN REPRESENTED BY COUNSEL, EACH KNOWINGLY AND VOLUNTARILY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (a) UNDER THIS AGREEMENT OR ANY RELATED AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION WITH THIS AGREEMENT OR (b) ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING WILL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THE INDEMNITOR AGREES THAT IT WILL NOT ASSERT ANY CLAIM AGAINST THE LENDER ON ANY THEORY OF LIABILITY FOR SPECIAL, INDIRECT, CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES.

4.19        Waiver of Bankruptcy Stay. The Indemnitor covenants and agrees that upon the commencement of a voluntary or involuntary bankruptcy proceeding by or against the Indemnitor, the Indemnitor shall not seek a supplemental stay or otherwise pursuant to 11 U.S.C. § 105 or any other provision of the Bankruptcy Code or any other Debtor Relief Law, to stay, interdict, condition, reduce or inhibit the ability of the Indemnified Parties to enforce any rights of the Indemnified Parties against the Indemnitor by virtue of this Agreement or otherwise.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Indemnitor has executed this Environmental Indemnity Agreement as of the day and year first above written.

MORTGAGOR:

APPLE ORCHARD, L.L.C., a Michigan limited liability company

By:        Sun Communities Operating Limited Partnership, a Michigan limited partnership

Its:         Sole Member

By:        Sun Communities, Inc., a Maryland corporation

Its:         General Partner

By: ______________________________

Name: ______________________________

Title: ______________________________

GUARANTOR:

SUN COMMUNITIES OPERATING LIMITED PARTNERSHIP, a Michigan limited partnership

By:        Sun Communities, Inc., a Maryland corporation

Its:         General Partner

By: ______________________________

Name: ______________________________

Title: ______________________________

EXHIBIT A

LEGAL DESCRIPTION OF REAL ESTATE

Land situated in the County of Clermont, Township of Miami, State of Ohio, is described as follows:

Parcel 1

Situated in the State of Ohio, Clermont County, Miami Township and in Dix’s Military Survey No. 992 of the Virginia Military District and being more particularly described as follows: Beginning at a point in State Route No. 28, said point is North 13 degrees 20 minutes 32 seconds West 29.71 feet from a 1 inch iron pipe at the Northwest corner of lot No. 42 of the Village of Mulberry as platted and recorded in Plat Cabinet 5, page 148 of the Clermont County, Ohio Deed Records; thence with the line of said lot No. 42 and Tailwind Properties, Inc., South 13 degrees 20 minutes 32 second East 265.47 feet to a 1/2 inch iron pin; thence, with the line of H. Wayne Klekamp, Inc. and fenced line of Bertie Trester, South 06 degrees 36 minutes 08 seconds West 888.99 feet to a 5/8 inch iron pin; thence, with the North line of By-Pass StateRoute 28, South 71 degrees 27 minutes 11 seconds West 452.65 feet to a 5/8 inch iron pin; thence, continuing with said North line of said By-Pass State Route No. 28, South 67 degrees 31 minutes 49 seconds West, 434.44 feet to a 5/8 inch iron pin; thence with the fenced line of B & R Partnership, North 13 degrees 49 minutes 16 seconds East 609.49 feet to a 3/4 inch iron pin; thence, with the fenced line of Paul and Janet Bilton, North 81 degrees 00 minutes 48 seconds East 180.74 feet to a 3/4 inch iron pin; thence, with the fenced line of Mulberry Wesleyan Church, Inc., North 54 degrees 54 minutes 10 seconds East 359.78 feet to a 1 inch pipe; thence continuing with said fenced line of Mulberry Wesleyan Church, Inc. North 66 degrees 31 minutes 42 seconds East 151.50 feet to a 3/8 inch iron pin, thence, continuing with said fenced line of Mulberry Wesleyan Church, Inc., North 18 degrees 31 minutes 24 seconds West 58.02 feet to a 1 inch pipe, thence, with said line of Mulberry Wesleyan Church, Inc., and Harry Kapourales, North 75 degrees 09 minutes 36 seconds East, 170.08 feet to a 1/2 inch iron pin; thence, continuing with said line of said Harry Kapourales and passing a 5/8 inch iron pin at 232.09 feet, North 13 degrees 17 minutes 13 seconds West 262.09 feet to State Route No. 28; thence with said State Route No. 28, North 77 degrees 12 minutes 47 seconds East 94.23 feet to the beginning, The bearings in the above description are based on the East line of B & R Partnership’s property as recorded in Official Record Book 561, page 668 in the recorders office of said county.

The above description is taken from and in accordance with a survey and plat dated August 10, 1998 by Robert Joseph Shannon, Ohio Reg. No. 7835

Parcel 2

Situated in the State of Ohio, Clermont County, Miami Township and in Dix’s Military Survey No. 992 of the Virginia Military District and being more particularly described as follows: Commencing at a point in State Route No. 28, said point is North 13 degrees 20 minutes 32 seconds West, 29.71 feet from a 1 inch iron pipe at the Northwest corner of Lot No. 42 of the Village of Mulberry as platted and recorded in Plat Cabinet 5, page 148 of the Clermont County, Ohio Deed Records; thence with the line of said Lot No. 42 and Tailwind Properties, Inc., South 13 degrees 20 minutes 32 seconds East 265.47 feet to a 1/2 iron pin; thence, with the line of H. Wayne Klekamp, Inc., fenced line of Bertie Trester and crossing the State Route No. 28 by-pass, South 06 degrees 36 minutes 08 seconds West 1120.97 feet to a 5/8 inch iron pin and the beginning; thence, with the fenced line of Rosa Trester and West line of Lakeside Park Subdivision, South 06 degrees 36 minutes 08 seconds West 656.69 feet to a 1/2 inch iron pin; thence with the line of Jerome L. Decker North 72 degrees 10 minutes 36 seconds West, 196.61 feet to a 5/8 inch iron pin; thence continuing with said line of Jerome L. Decker, South 37 degrees 05 minutes 47 seconds West 349.43 feet to a 1/2 inch iron pin; thence with the line of Betty Swafford and fenced line of Donald Gordon, North 73 degrees 48 minutes 40 seconds West 591.53 feet to a 1/2 inch iron pin; thence, continuing with said fenced line of Donald Gordon and fenced line of Elsie Walker, North 35 degrees 18 minutes 04 seconds East 357.85 feet to a 5/8 inch iron pin; thence, continuing with said fenced line of Elsie Walker, North 72 degrees 19 minutes 17 seconds West, 50.08 feet to a 1/2 inch iron pin; thence with the fenced line of the Board of County Commissioners, North 13 degrees 49 minutes 16 seconds East 163.75 feet to a 5/8 inch iron pin; thence with the South line of By-Pass State Route No. 28, North 71 degrees 27 minutes 11 seconds East 583.81 feet to a 5/8 inch iron pin; thence, continuing with said South line of By-Pass State Route No. 28, South 13 degrees 21 minutes 01 seconds East 41.17 feet to a 5/8 inch iron pin; thence, still continuing with the south line of By-Pass State Route No. 28, North 71 degrees 27 minutes 11 seconds East 295.68 feet to the beginning.

The bearings in the above description are based on the East line of B & R Partnership’s property as recorded in Official Record Book 561, page 668 in the recorders office of said county

The above description is taken from and in accordance with a survey and plat dated August 10, 1998 by Robert Joseph Shannon, Ohio Reg. No. 7835.

Parcel 3

Situated in Pierson’s Military Survey No. 928 and Jones’ Military Survey No. 934, Monroe Township, Clermont County, Ohio and being more particularly described as follows: Beginning at an iron pin set at the southwest corner of Lot No. 7 of East Fork Commercial Park as recorded in Plat Cabinet 4, page 222 of the Clermont County, Ohio Subdivision Plat Records; thence with the South line of said Lot No. 7 and partially with the South line of Lot No. 8, as generally marked by a fence, South 85 degrees 34 minutes 15 seconds East for a distance of 449.88 feet to an iron pin set corner to lands of Edgar Lawson; thence with the lines of said Lawson the following three courses and distances, (1) South 12 degrees 58 minutes 13 seconds West for a distance of 579.29 feet to an ion pin set; (2) North 86 degrees 11 minutes 40 seconds West for a distance of 462.91 feet to an iron pin set; (3) South 06 degrees 51 minutes 00 seconds West for a distance of 507.16 feet to an existing iron pin corner of lands of the Clermont Christian Assembly, Inc., thence with the north line of The Clermont Christian Assembly, Inc. North 84 degrees 13 minutes 43 seconds West for a distance of 1597.30 feet to an existing iron pin corner to lands of Martha and Karen Simpson; thence with the East line of said Simpson and the East line of Elmer and Marjorie Parker North 15 degrees 29 minutes 12 seconds East for a distance of 449.46 feet to an existing spike in the centerline of Back Run Road; thence leaving said road with the South line of lands of Steven and Karen Seipelt South 84 degrees 44 minutes 18 seconds East (passing an iron pin set at 25.00 feet) for a total distance of 637.57 feet to an existing iron pipe corner to said Seipelt; thence with the Easterly lines of said Seipelt and the Easterly line of Jessie and Judith Cowans the following two courses and distances (1) North 06 degrees 42 minutes 55 seconds West for a distance of 26.05 feet to an existing iron pipe at an angle point in Seipelt’s Easterly line (2) North 30 degrees 41 minutes 42 seconds East for a distance of 661.30 feet to an existing iron pipe corner to said Cowans; thence with the North line of Cowans North 84 degrees 35 minutes 35 seconds West for a distance of 594.03 feet to an existing iron pipe corner to lands of Mamie Kemper; thence with the East line of said Kemper and partially with the East line of Lands of Terry and Beverly Hoskins North 12 degrees 11 minutes 18 seconds East for a distance of 891.21 feet to an iron pin set corner to lands of the Bethel Jehovah’s Witnesses; thence with the lines of the Bethel Jehovah’s Witnesses the following three (3) courses and distances, (1) South 86 degrees 24 minutes 00 seconds East for a distance of 236.94 feet to an iron pin set; (2) North 03 degrees 36 minutes 00 seconds East for a distance of 66.00 feet to an iron pin set; (3) South 86 degrees 24 minutes 00 seconds East for a distance of 33.00 feet to an iron pin set corner to lands of Dale and Irene DeWeese; thence with the Southerly line of said DeWeese South 61 degrees 24 minutes 00 seconds East for a distance of 161.15 feet to an existing iron pin corner of lands of Clermont Metropolitan Housing Authority; thence with the lines of said Clermont Metropolitan Housing Authority the following six (6)

courses and distances, (1) South 35 degrees 56 minutes 13 seconds East for a distance of 183.96 feet to an iron pin set; (2) South 61 degrees 48 minutes 54 seconds East for a distance of 157.41 feet to a wood post; (3) North 77 degrees 59 minutes 07 seconds East for a distance of 131.22 feet to an iron pin set; (4) North 08 degrees 28 minutes 57 seconds East for a distance of 82.52 feet to an iron pin set; (5) South 83 degrees 59 minutes 06 seconds East for a distance of 91.94 feet to an iron pin set; (6) North 08 degrees 40 minutes 57 seconds East (passing an iron pin set 530.64 feet) for a total distance of 593.32 feet to a point in the centerline of State Route No. 125; thence with said centerline South 78 degrees 37 minutes 16 seconds East for a distance of 292.37 feet to a point; thence leaving said road with the West line of Lot No. 7 of East Fork Commercial Park the following two (2) courses and distances, (1) South 07 degrees 42 minutes 03 seconds West for a distance of 693.99 feet to a 36’ ash tree; South 05 degrees 56 minutes 01 seconds West for a distance of 677.35 feet to the place of beginning.

EXCEPTING Therefrom the following described parcels:

Situated in Jones’ Military Survey No. 934, Monroe Township, Clermont County, Ohio and being more particularly described as follows:

Commencing at an iron pin located at the Southwest corner of Lot No. 7 of East Fork Commercial Park as recorded in Plat Cabinet 4, page 222 of the Clermont County, Ohio Subdivision Plat Records; thence with the South line of said Lot No. 7 and partially with South line of Lot No. 8 as generally marked by a fence, South 85 degrees 34 minutes 15 seconds East 449.88 feet to the corner of lands of Edgar Lawson; thence with the lines of said Lawson the following three (3) courses: South 12 degrees 58 minutes 13 seconds West 579.29 feet, North 86 degrees 11 minutes 40 seconds West 462.91 feet to an iron pin found, South 06 degrees 51 minutes 00 seconds West for a distance of 507.16 feet to an existing iron pin corner to lands of The Clermont Christian Assembly, Inc., as recorded in Deed Book 532, page 374, Clermont County Recorder’s Office; thence with the North line of said Clermont Christian Assembly, Inc., North 84 degrees 13 minutes 43 seconds West 1330.81 feet to a 5/8" diameter iron pin set at the Point of Beginning of this described real estate; thence from said point of beginning continuing North 84 degrees 13 minutes 43 seconds West 266.49 feet to an existing iron pin corner to lands of Karen L. Simpson, as recorded in Official Record 794, page 877, Clermont County Recorder’s Office; thence with the East line of said Simpson and the East line of Elmer Parker, Jr., as recorded in Official Record 1084, page 248 of the Clermont County Recorder’s Office, North 15 degrees 29 minutes 12 seconds East for a distance of 449.46 feet to an existing spike located in the centerline of Back Run Road; thence leaving said road with the South line of lands of Roy L. and Brenda D. Lindsey as recorded in Official Record 1342, page 800, Clermont County Recorder’s Office, South 84 degrees 44 minutes 18 seconds East, passing an existing iron pin at 25.00 feet for a total distance of 177.74 feet to a set 5/8" diameter iron pin; thence leaving said line of Lindsey, through grantor’s property along a new severance line the following four (4) courses: South 03 degrees 29 minutes 54 seconds West 39.63 feet to a set 5/8" diameter iron pin, North 86 degrees 30 minutes 06 seconds West 12.74 feet to a set 5/8" diameter iron pin, South 64 degrees 19 minutes 28 seconds West 50.00 feet to a set 5/8" diameter iron pin, and South 04 degrees 13 minutes 43 seconds East 384.25 feet to the point of beginning.

Right to access and construct utilities including sanitary sewer, public water, electric, gas cable and telephone located or to be located along Back Run Road through and above described tract, and to retain rights for drainage easements and storm piping through the above tract.

ALSO EXCEPTING

Situated in the State of Ohio, County of Clermont, Township of Monroe, Virginia Military District, situated in Jones M.S. No. 934 and being more particularly described as follows:

Beginning for reference at the intersection of the existing centerline of S.R. 125 with the Easterly line of Jones M.S. No. 934, said point being centerline of survey Station 491+57.52; thence North 75 degrees 49 minutes 28 seconds East 21.76 feet to a point at 9.72 feet left of centerline Station 491+76.98 and being the True Point of Beginning; thence South 09 degrees 04 minutes 08 seconds West 91.68 feet along the Grantor’s Easterly line to an iron pin set at 81.75 feet right of centerline Station 491+82.25 (passing an iron pin found at 90.79 feet); thence North 88 degrees 17 minutes 47 seconds West 17.54 feet along the existing Southerly Right-of Way line to an iron pin set 85.00 feet right of centerline Station 491+65.00; thence North 68 degrees 29 minutes 02 seconds West, 157. 14 feet along the existing Southerly Right-of-Way line to an iron pin set 60.00 feet right of centerline Station 490+09.88; thence North 72 degrees 43 minutes 43 seconds West 123.24 feet along the existing Southerly Right of Way line to an iron pin found 54.22 feet right of centerline Station 488+91.18; thence North 10 degrees 03 minutes 08 seconds East 59.98 feet along the Grantor’s Westerly line to a point 5.32 feet left of centerline Station 488+84.09; thence South 77 degrees 29 minutes 25 seconds East 292.34 feet along the Grantor’s Northerly line to the True Point of Beginning.

This description is based on a survey made under the direction and supervision of Steven W. Newell, Professional Surveyor Number 7212 in May, 2001

EXHIBIT B

REPORTS